SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                      __________________________

                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 6, 2004

                     Berry Petroleum Company
      (Exact name of registrant as specified in its charter)

Delaware                     1-9735               77-0079387
(State or other           (Commission            IRS Employer
jurisdiction of           File Number)        Identification No.
incorporation)


       5201 Truxtun Avenue, Suite 300 Bakersfield, CA  93309
              (Address of principal executive offices)

Registrant's telephone number, including area code (661) 616-3900


                            N/A
(Former name or former address, if changed since last report)





















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Item 1.01.  Entry into a Material Definitive Agreement.


     On December 3, 2004, Berry Petroleum Company (Berry) entered into an purchase and sale agreement with J-W Operating Company and others to acquire their interests in the Niobrara fields in northeastern Colorado for approximately $110 million. The news release dated December 6, 2004 is attached hereto as Exhibit 99.


Item 7.01.  Regulation FD

     Regulation FD Disclosure

     (c)  Exhibits

     The following Exhibits are hereby furnished as part of this Current Report on Form 8-K:

Exhibit 99 - Press Release dated December 6, 2004 regarding the
     Registrant's announcing the acquisition of natural gas assets in northeastern Colorado.





                     SIGNATURE

    Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            BERRY PETROLEUM COMPANY



                            By     /s/ Kenneth A. Olson
                            Name:      Kenneth A. Olson
                            Title:     Corporate Secretary/Treasurer


     December 6, 2004



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